FirstEnergy Corp.                    For Release: August 4, 2014
2800 Pottsville Pike
Reading, Pennsylvania 19612
www.firstenergycorp.com

News Media Contact:                Investor Contact:
Scott Surgeoner                    Irene Prezelj
(610) 921-6785                    (330) 384-3859

FirstEnergy’s Pennsylvania Utilities File Rate Plans to Help Ensure Continued Reliability Enhancements

Reading, Pa. - To help ensure continued reliability enhancements for its two million Pennsylvania customers, FirstEnergy Corp. (NYSE: FE) subsidiaries Pennsylvania Power Company (Penn Power), West Penn Power Company (West Penn Power), Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) today filed comprehensive distribution rate plans with the Pennsylvania Public Utility Commission (PPUC).

For Penn Power, this is the first base rate case filed in 26 years; for West Penn Power, the first in 20 years; and for Met-Ed and Penelec, the first in eight years.

FirstEnergy’s Pennsylvania utilities currently have, on average, the lowest rates in the state among investor-owned electric distribution companies. If approved, the new rates would still, on average, be lower than the average rates charged today by other Pennsylvania utilities. Across FirstEnergy’s Pennsylvania operating companies, the proposed rate plan would result in an average bill increase of $16.59 per month for residential customers.

Since 2006, FirstEnergy’s Pennsylvania utilities have invested more than $1.8 billion for service-related enhancement projects for customers that have not been recovered through the rate process.

“Over the years, with strict cost management and careful planning, we have enhanced service reliability for our customers while holding the line on electric rates,” said Dave Karafa, president of Pennsylvania Operations for FirstEnergy. “Our proposed rate plans are needed in order to make critical customer enhancements, including infrastructure enhancements, by using technology to help reduce the number of outages and the duration and number of affected customers when an outage does occur. The plans are designed to bring our revenues in line with our costs, while minimizing the impact to our customers.”

The rate requests for each utility will include assistance to low-income customers. Here are the specifics for each rate plan:

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Penn Power has requested an increase of $28.5 million or approximately 8.7 percent over current rates. If approved, the total bill for an average residential customer using 1,000 kilowatt-hours (KWH) per month would increase 11.8 percent, or $12.39, for a new monthly total bill of $117.15. The bill for a commercial customer using 40 KW for 250 hours would increase 2.6 percent or $22.72 for a total bill of $898.94. The bill for an industrial customer using 20 megawatts for 474 hours would decrease 0.1 percent or $354.09 to $405,471.70.

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West Penn Power has requested an increase of $115.5 million or approximately 8.4 percent over current rates. If approved, the total bill for an average residential customer using 1,000 kilowatt-hours (KWH) per month would increase 14.7 percent, or $13.62, for a new monthly total bill of $106.09. The bill for a commercial customer using 40 KW for 250 hours would increase 4.0 percent or $30.26 for a total bill of $784.73. The bill for an industrial customer using 20 megawatts for 474 hours would increase 3.7 percent or $13,618.41 to $384,356.36.

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Penelec has requested an increase of $119.8 million or approximately 8.6 percent over current rates. If approved, the total bill for an average residential customer using 1,000 kilowatt-hours (KWH) a month would increase 16.3 percent, or $19.58, for a new monthly bill of $140.04. The bill for a commercial customer using 40 KW for 250 hours would increase 7.3 percent or $70.59 for a total bill of $1,043.98. The bill for an industrial customer using 20 megawatts for 474 hours would increase 0.9 percent or $4,954.38 to $579,674.81.

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Met-Ed has requested an increase of $151.9 million or approximately 11.5 percent over current rates. If approved, the total bill for an average residential customer using 1,000 kilowatt-hours (KWH) per month would increase 17.8 percent, or $20.78, for a new monthly bill of $137.34. The bill for a commercial customer using 40 KW for 250 hours would increase 7.2 percent or $63.64 for a total bill of $950.04. The bill for an industrial customer using 20 megawatts for 474 hours would increase 2.1 percent or $9,278.51 to $454,140.75.

FirstEnergy’s Pennsylvania utilities have requested that the proposed rates would take effect October 3, 2014.

FirstEnergy’s base rate plans benefit customers by supporting continued service reliability investments to the local distribution networks that deliver electricity to the homes and businesses in our communities. If approved, planned enhancements would include replacing circuits, enhancing substation security, inspecting and replacing poles, and enhancing tree trimming activities. FirstEnergy will also continue to build infrastructure necessary to support state-of-the-art technologies that can be operated remotely in order to help prevent some outages from occurring, reduce the number of affected customers when an outage does occur, and shorten outage duration.

Penn Power serves approximately 161,000 customers within 1,100 square miles of western Pennsylvania. West Penn Power serves approximately 720,000 customers within 10,400 square miles of central and southwestern Pennsylvania. Met-Ed serves 560,000 customers within 3,300 square miles of eastern and southeastern Pennsylvania. Penelec serves nearly 600,000 customers within 17,600 square miles of northern and central Pennsylvania.

FirstEnergy is a diversified energy company dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. Follow FirstEnergy on Twitter @FirstEnergyCorp. For additional information on the plan, customers may call the company at 1-800-545-7741.

Editor/Reporter Note: While not a part of the submitted rate plans, effective September 1, 2014, FirstEnergy’s Pennsylvania utilities will implement reductions in their Prices-to-Compare (PTC) for all customers. The PTC is the price customers who choose not to shop pay for the generation and transmission of electricity. This cost is revised on a quarterly basis and is a cost passed on to customers - the companies make no profit on the PTC or generation portion of the electric bill.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "will," "intend," “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and to successfully implement our sales strategy in the Competitive Energy Services segment; the accomplishment of our regulatory and operational goals in connection with our transmission plan and planned distribution rate cases and the effectiveness of our repositioning strategy; the impact of the regulatory process on the pending matters before the Federal Energy Regulatory Commission and in the various states in which we do business including, but not limited to, matters related to rates and pending rate cases and the Electric Security Plan IV; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM Interconnection, L.L.C.; economic or weather conditions affecting future sales and margins such as the polar vortex or other significant weather events, and all associated regulatory events or actions; regulatory outcomes associated with storm restoration, including but not limited to, Hurricane Sandy, Hurricane Irene and the October snowstorm of 2011; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil, and their availability and impact on margins; the continued ability of our regulated utilities to recover their costs; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, possible greenhouse gas emission, water discharge, and coal combustion residual regulations, the potential impacts of Cross State Air Pollution Rule, and the effects of the United States Environmental Protection Agency's Mercury and Air Toxics Standards rules including our estimated costs of compliance; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to deactivate or idle certain generating units); the uncertainties associated with the deactivation of certain older regulated and competitive fossil units including the impact on vendor commitments, and the timing thereof as they relate to, among other things, Reliability Must Run arrangements and the reliability of the transmission grid; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; the impact of future changes to the operational status or availability of our generating units; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments; replacement power costs being higher than anticipated or not fully hedged; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; the ability to accomplish or realize anticipated benefits from strategic and financial goals including, but not limited to, the ability to reduce costs and to successfully complete our announced financial plans designed to improve our credit metrics and strengthen our balance sheet, including but not limited to, our announced dividend reduction and our proposed capital raising initiatives; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to material accounting policies; the ability to access the public securities and other capital and credit markets in accordance with our announced financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; actions that may be taken by credit rating agencies that could negatively affect us and our subsidiaries' access to financing, increase the costs thereof, and increase requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees; changes in national and regional economic conditions affecting us, our subsidiaries and our major industrial and commercial customers, and other counterparties including fuel suppliers, with which we do business; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; the risks and other factors discussed from time to time in our United States Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.